Exhibit 99.1

FOR IMMEDIATE RELEASE

DYNEGY HOLDINGS INC. TO REDEEM OUTSTANDING

SECOND PRIORITY SENIOR SECURED FLOATING RATE NOTES DUE 2008

HOUSTON (June 15, 2006) – Dynegy Inc. (NYSE: DYN) today announced that its wholly-owned subsidiary, Dynegy Holdings Inc. (“DHI”), will redeem all of DHI’s currently outstanding Second Priority Senior Secured Floating Rate Notes Due 2008 (the “Notes”), at a redemption price of 103.000% of the principal amount, plus accrued and unpaid interest to the redemption date. The interest rate on the Notes is based on three-month LIBOR plus 650 basis points. There are $74,280,000 in aggregate principal amount of Notes currently outstanding. The redemption, which is scheduled to occur on July 15, 2006, will eliminate DHI’s highest coupon debt.

Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The company’s power generation portfolio consists of more than 12,800 megawatts of baseload, intermediate and peaking power plants fueled by a mix of coal, fuel oil and natural gas. DYNC

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended Dec. 31, 2005, as amended, and its Quarterly Report on Form 10-Q for the period ended March 31, 2006, which are available free of charge on the SEC’s web site at http://www.sec.gov.

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